EXHIBIT 3.32

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
IWON, INC.

IWON, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

I.                                        The name of the corporation is iWon, Inc.  The date of filing its original Certificate of Incorporation with the Secretary of State was March 18, 1999, under the name of CTC BULLDOG, INC.

II.                                   This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation to read in its entirety as follows:

FIRST:                                                        The name of the corporation (hereinafter called the “Corporation”) is

iWon, Inc.

SECOND:                                         The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

THIRD:                                                   The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of all classes of stock which the Corporation is authorized to issue is 153,529,455 shares, of which 90,733,376 shares shall be Common Stock, $.01 per value, and 62,796,079 shares shall be Preferred Stock, $.00001 par value.  For the Common Stock, 81,363,272 shares shall be designated Series A Common Stock (“Series A Common Stock”) and 9,370,104 shares shall be designated Series B Common Stock (“Series B Common Stock”).  For the Preferred Stock, 1,200,000 shares shall be designated Series A Convertible Preferred Stock (“Series A Preferred Stock”), 28,000,000 shares shall be designated Series B Convertible Preferred Stock (“Series B Preferred Stock”), 10,110,000 shares shall be designated Series C Convertible Preferred Stock (“Series C Preferred Stock”), 6,000,000 shares shall be designated Series D Convertible Preferred Stock (“Series D Preferred Stock’’), 14,094,436 shares shall be designated Series E Convertible Preferred Stock (“Series E Preferred Stock”), 3,370,104 shares shall be designated

Series F Convertible Preferred Stock (“Series F Preferred Stock”) and 21,539 shares shall be designated Series G Convertible Preferred Stock (“Series G Preferred Stock”).

The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of stock of the Corporation.

A.                                    COMMON STOCK.

1.                                      Dividend Rights.  Dividends may be declared and paid on the Common Stock from funds legally available therefor as and when determined by the Board of Directors, subject in all cases to the rights and preferences of the holders of the Preferred Stock.

2.                                      Liquidation Rights.  Subject to the rights and preferences of the holders of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock shall be entitled to receive all assets of the corporation available for distribution to its stockholders.

3.                                      Conversion.  The holders of the Series A Common Stock and Series B Common Stock shall have conversion rights as follows:

(a)                                 Conversion of Series A Common Stock into Series B Common Stock.  Subject to and upon compliance with the provisions hereof, any Regulated Stockholder (as defined herein) shall be entitled to convert, at any time and from time to time, any or all of the shares of Series A Common Stock held by such stockholder into the same number of shares of Series B Common Stock.

(b)                                 Conversion of Series A Common Stock into Series B Common Stock.

(i)                                     Subject to and upon compliance with the provisions hereof, each record holder of Series B Common Stock shall be entitled at any time and from time to time in such holder’s sole discretion and at such holder’s option, to convert any or all of the shares of such holder’s Series B Common Stock into the same number of shares of Series A Common Stock; provided, however, that Series B Common Stock constituting Restricted Stock (as defined herein) with respect to a particular Regulated Stockholder may not be converted into Series A Common Stock to the extent that, immediately prior thereto, or as a result of such conversion, the number of shares of voting securities which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of voting securities which such Regulated Stockholder reasonably determines it and its affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its affiliates; and, provided further, however, that each holder of Series B Common Stock may convert such shares into Series A Common Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event and such holder agrees not to vote any such shares of Series A Common Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Series B Common Stock if such shares are not transferred pursuant to a Conversion Event.  Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Common Stock which constitute Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

(ii)                                  Notwithstanding any provision of this Article Third, Part A, Section 3 to the contrary, each holder of Series B Common Stock shall be entitled to convert shares of Series B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Series B Common Stock to the Corporation stating such holder’s reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event.  The Corporation will not cancel the shares of Series B Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence.  If any shares of Series B Common Stock are converted into shares of Series A Common Stock in connection with a Conversion Event and such shares of Series A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Series A Common Stock shall be promptly converted back into the same number of shares of Series B Common Stock.

The term “Regulated Stockholder” as used in this Certificate of Incorporation means (A) Chase Equity Associates, LLC and (B) any other person or entity (i) that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation) (“Regulation Y”), (ii) that holds equity securities of the Corporation and (iii) has given written notice to the Corporation that such Person is a Regulated Stockholder.

The term “Restricted Stock” as used in this Certificate of Incorporation means, with respect to any Regulated Stockholder, any outstanding shares of Preferred Stock and/or Common Stock ever held of record by such Regulated Stockholder or its affiliates, excluding treasury shares; provided, however, that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any subsidiary of the Corporation; and provided, further, that the Corporation shall have no responsibility for determining whether any outstanding shares of Preferred Stock and/or Common Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.

4.                                      Voting Rights.

(a)                                 Series A Common Stock.  Subject to the provisions of Article THIRD, Part B, Sections 4(a) and 4(b), the holders of shares of Series A Common Stock shall be entitled to one vote for each share so held, and shall be entitled to notice of any stockholders’ meeting and to vote upon such matters as provided in the by-laws of the corporation, and as may be provided by law.  Holders of Series A Common Stock shall not be entitled to cumulate their votes for any purpose.

(b)                                 Series B Common Stock.  Except as set forth herein or as otherwise required by law, each outstanding share of Series B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Series B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that the holders of Series B Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Series B Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Series A Common Stock or would otherwise be treated differently from shares of Series A Common Stock in connection with such transaction, except that shares of Series B Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Series A Common Stock so long as (1) such non-voting securities are convertible into such voting securities on the same terms as the Series B Common Stock is convertible into Series A Common Stock and (ii) all other consideration is equal on a per share basis.  Notwithstanding the foregoing, holders of shares of the Series B Common Stock shall be entitled to vote as a separate class on any amendment to this Article Third, Part A, Section 4(b) and on any amendment, repeal or modification of any provision of this Amended and Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of the holders of the Series B Common Stock.

B.                                    PREFERRED STOCK.

The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have the following rights, qualifications, preferences, powers, privileges and restrictions and limitations.

1.                                      Dividend Rights.

(a)                                 Series G Preferred Dividends.  The holders of the Series G Preferred Stock shall be entitled to receive dividends, out of funds legally available therefor, at the rate of eight percent (8%) of the purchase price per share (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) per year accruing from the date upon which such shares of Series G Preferred Stock were first issued (the “Series G Preferred Dividend”), in preference and priority to any payment of any dividend on shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or any other stock ranking junior to the Series G Preferred Stock in dividends or liquidation rights.  The Series G Preferred Dividend shall accrue from the date of original issuance of such shares, but only shall be payable (i) if, as and when determined by the Board of Directors, or (ii) upon liquidation as hereafter provided.  In the event that the Corporation shall declare and pay less than the aggregate Series G Preferred Dividend at any time required to be paid on shares of Series G Preferred Stock, dividends actually paid will be paid first on Series G Preferred Stock to each holder thereof in proportion to the total dividends at the time payable to each.  The Series G Preferred Dividend shall be cumulative; i.e., such dividends shall be deemed to accrue from day to day whether or not earned, declared, or paid.

(b)                                 Series F and Series E Preferred Dividends.  After the holders of the Series G Preferred Stock have been paid, all accrued Series G Preferred Dividends, the holders of the Series F Preferred Stock and the holders of the Series E Preferred Stock shall be entitled to receive dividends, out of funds legally available therefor, at the rate of eight percent (8%) of the purchase price per share (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) per year accruing from the date upon which such shares of Series F Preferred Stock or Series E Preferred Stock were first issued (the “Series F/E Preferred Dividend”), in preference and priority to any payment of any dividend on shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or any other stock ranking junior to the Series F Preferred Stock and the Series E Preferred Stock in dividends or liquidation rights.  The Series F/E Preferred Dividend shall accrue from the date of original issuance of such shares, but only shall be payable (i) if, as and when determined by the Board of Directors, or (ii) upon liquidation as hereafter provided.  In the event that the Corporation shall declare and pay less than the aggregate Series F/E Preferred Dividend at any time required to be paid on shares of Series F Preferred Stock and Series E Preferred Stock, dividends actually paid will be paid first on Series F Preferred Stock and Series E Preferred Stock to each holder thereof in proportion to the total dividends at the time payable to each.  The Series F/E Preferred Dividend shall be cumulative; i.e., such dividends shall be deemed to accrue from day to day whether or not earned, declared, or paid.

(c)                                  After the holders of Series G Preferred Stock, Series F Preferred Stock and the holders of Series E Preferred Stock have been paid all accrued Series G Preferred Dividends and Series F/E Preferred Dividends, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shell be entitled to receive such dividends as from time to time may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends and distributions, on a parity with dividends and distributions paid on the Common Stock, with each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock entitled to such dividend and distribution on the basis of the number of shares of Common Stock into which each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is then convertible.  In the event of any conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock into shares of Common Stock pursuant to subsection B.3 below, the Corporation shall pay the amount of unpaid dividends (other than the Series G Preferred Dividend and the Series F/E Preferred Dividend) and distributions as of the date of conversion, at the option of the Corporation, (A) in cash or (B) in shares of Common Stock at a price per share equal to the fair market value as determined in good faith by the Company’s Board of Directors.  Any accumulation of dividends or distributions on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock (including the Series G Preferred Dividend and the Series F/E Preferred Dividend) shall not bear interest.

2.                                      Liquidation Preference.

(a)                                 Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the holders of the shares of Series G Preferred Stock shall be paid, before any payment shall be paid to the holders of the Common Stock or any other stock ranking on liquidation junior to the Series G Preferred Stock, an amount for each share of Series G Preferred Stock held by such holder equal to $371.42 (as adjusted for any stock dividend, stock split, recapitalization or other similar event) plus, in the case of each such share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available (including the Series G Preferred Dividend).  If upon such liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the assets to be distributed among the holders of shares of Series G Preferred Stock shall be insufficient to permit payment to the holders of Series G Preferred Stock of the full preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series G Preferred Stock.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, after the holders of Series G Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed as provided in subsections B.2(b), B.2(c), B.2(d), B.2(e) and B.2(f).  For purposes hereof, the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall rank on liquidation junior to the Series G Preferred Stock; the Series F Preferred Stock and the Series E Preferred Stock shall rank equally on liquidation; the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall rank on liquidation junior to the Series F Preferred Stock and the Series E Preferred Stock; the Series D Preferred Stock and the Series C Preferred Stock shall rank equally on liquidation; the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock shall rank on liquidation junior to the Series D Preferred Stock and Series C Preferred Stock; the Common Stock and the Series A Preferred Stock shall rank on liquidation junior to the Series B Preferred Stock and the Common Stock shall rank on liquidation junior to the Series A Preferred Stock.

(b)                                 Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, immediately after the holders of Series G Preferred have been paid in full pursuant to subsection B.2(a) above, the holders of the shares of Series F Preferred Stock and the holders of the shares of Series E Preferred Stock shall be paid, before any payment shall be paid to the holders of the Common Stock or any other stock ranking on liquidation junior to the Series F Preferred Stock and the Series E Preferred Stock, an amount for each share of Series F Preferred Stock and Series E Preferred Stock held by such holder equal to $28.38 (as adjusted for any stock dividend, stock split, recapitalization or other similar event) plus, in the case of each such share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available (including the Series F/E Preferred Dividend).  If upon such liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the assets to be distributed among the holders of shares of Series F Preferred Stock and the holders of shares of Series E Preferred Stock shall be insufficient to permit payment to the holders of Series F Preferred Stock and the holders of the Series E Preferred Stock of the full preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series F

Preferred Stock and the holders of Series E Preferred Stock.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, after the holders of Series F Preferred Stock and the holders of Series E Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed as provided in subsections B.2(c), B.2(d), B.2(e) and B.2(f).  For purposes hereof, the Series F Preferred Stock and the Series E Preferred Stock shall rank equally on liquidation; the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall rank on liquidation junior to the Series F Preferred Stock and the Series E Preferred Stock; the Series D Preferred Stock and the Series C Preferred Stock shall rank equally on liquidation; the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock shall rank on liquidation junior to the Series D Preferred Stock and Series C Preferred Stock; the Common Stock and the Series A Preferred Stock shall rank on liquidation junior to the Series B Preferred Stock and the Common Stock shall rank on liquidation junior to the Series A Preferred Stock.

(c)                                  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, immediately after the holders of Series G Preferred Stock, Series F Preferred Stock and the holders of Series E Preferred Stock have been paid in full pursuant to subsection B.2(a) and B.2(b) above, the holders of the shares of Series D Preferred Stock and Series C Preferred Stock shall be paid, before any payment shall be paid to the holders of the Common Stock or any other stock ranking on liquidation junior to the Series D Preferred Stock and Series C Preferred Stock, an amount for each share of Series D Preferred Stock and Series C Preferred Stock held by such holder equal to $10.00 (as adjusted for any stock dividend, stock split, recapitalization or other similar event).  If upon such liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, immediately after the holders of Series G Preferred Stock, Series F Preferred Stock and the holders of Series E Preferred Stock have been paid in full pursuant to subsection B.2(a) above, the assets to be distributed among the holders of shares of Series D Preferred Stock and Series C Preferred Stock shall be insufficient to permit payment to the holders of Series D Preferred Stock and Series C Preferred Stock of the full preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series D Preferred Stock and Series C Preferred Stock.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, after the holders of Series D Preferred Stock and Series C Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed as provided in subsections B.2(d), B.2(e) and B.2(f).

(d)                                 Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, immediately after the holders of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock have been paid in full pursuant to subsections B.2(a), B.2(b) and B.2(c) above, the holders of the shares of Series B Preferred Stock shall be paid, before any payment shall be paid to the holders of any stock ranking on liquidation junior to the Series B Preferred Stock, an amount for each share of Series B Preferred Stock held by such holder equal to $10.00 (as adjusted for any stock dividend, stock split, recapitalization or other similar event).  If upon such liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, immediately after the holders of Series G Preferred Stock, Series F Preferred

Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock have been paid in full pursuant to subsections B.2(a), B.2(b) and B.2(c) above, the assets to be distributed among the holders of shares of Series B Preferred Stock shall be insufficient to permit payment to the holders of Series B Preferred Stock of the full preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B Preferred Stock.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, after the holders of Series B Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed as provided in subsections B.2(e) and B.2(f).

(e)                                  Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntarily or involuntarily, immediately after the holders of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and the Series B Preferred Stock have been paid in full pursuant to subsections B.2(a), B.2(b), B.2(c) and B.2(d) above, the holders of the shares of Series A Preferred Stock shall be paid, before any payment shall be paid to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock, an amount for each share of Series A Preferred Stock held by such holder equal to $10.00 (as adjusted for any stock dividend, stock split, recapitalization or other similar event).  If upon such liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, immediately after the holders of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and the Series B Preferred Stock have been paid in full pursuant to subsections B.2(a), B.2(b), B.2(c) and B.2(d) above, the assets to be distributed among the holders of shares of Series A Preferred Stock shall be insufficient to permit payment to the holders of Series A Preferred Stock of the full preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, after the holders of Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed as provided in subsection B.2(f).

(f)                                   Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Preferred Stock have been paid in full pursuant to subsections B.2(a), B.2(b), B.2(c), B.2(d) and B.2(e) above, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of the shares of Common Stock pro rata based on the number of shares of Common Stock held by each.

(g)                                  Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by fax to non-U.S. residents, not less than 20 days prior to the liquidation, dissolution or winding up proposed therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

(h)                                 The (a) consolidation or merger of the Corporation into or with any other entity or entities (except a consolidation or merger in which the holders of the

Corporation’s voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction) or (b) the sale or transfer by the Corporation of all or substantially all its assets shall, with respect to the Series G Preferred Stock, be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this subsection B.2; provided, however, no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this subsection B.2 shall be deemed to have occurred, if the holders of a majority in interest of the then outstanding shares of Series G Preferred Stock, consenting in writing or by vote at a meeting, together as a separate class, so elect.  Whenever the distribution provided for in this subsection B.2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

3.                                      Conversion.  The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred, Series F Preferred Stock and Series G Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)                                 Right to Convert.  Subject to the provisions of subsection B.3(d), each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or a transfer agent for the Preferred Stock, as the case may be, into a number of fully paid and nonassessable shares of Series A Common Stock equal to 1 divided by 310,000, each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or a transfer agent for the Preferred Stock, as the case may be, into a number of fully paid and nonassessable shares of Series B Common Stock equal to 1 divided by 310,000, each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or a transfer agent for the Preferred Stock, as the case may be, into such number of fully paid and nonassessable shares of Series A Common Stock as is determined by dividing $28.38 by the conversion price applicable to such share, determined as hereafter provided (the “Series F/E Conversion Price”), in effect on the date the certificate is surrendered for conversion (the “Series F/E Conversion Ratio”‘), each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or a transfer agent for the Preferred Stock, as the case may be, into such number of fully paid and nonassessable shares of Series B Common Stock equal to the Series F/E Conversion Ratio, and each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or a transfer agent for the Preferred Stock, as the case may be, into such number of fully paid and nonassessable shares of Series A Common Stock as is determined by dividing $371.42 by the conversion price applicable to such share, determined as hereafter provided (the “Series G Conversion Price”), in effect on the date the certificate is surrendered for conversion (the “Series G Conversion Ratio”).  The initial Series G Conversion Price per share for shares of Series Preferred Stock shall be $371.42, and the initial Series WE Conversion Price per share for shares of Series F Preferred Stock and Series E Preferred Stock shall be $8,797,800; provided, however, that the Conversion Price for the Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock shall be subject to adjustment as set forth herein.

(b)                                 Mandatory Conversion.  Subject to the provisions of subsection B.3(d), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into a share of Series A Common Stock without further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent at the closing of (i) a consolidation or merger of the Corporation with or into any other corporation or entity, (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or (iii) the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933 (each, a “Conversion Event”).  In the event of a Conversion Event, the person(s) entitled to receive the Common Stock issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock immediately prior to the Conversion Event.

At the election of the Corporation, each share of Series F Preferred Stock shall automatically be converted into a number of shares of Series Common Stock equal to the Series Fit Conversion Ratio, each share of Series E Preferred Stock shall automatically be converted into a number of shares of Series A Common Stock equal to the Series F/E Conversion Ratio, and each share of Series G Preferred Stock shall automatically be converted into a number of shares of Series A Common Stock equal to the Series G Conversion Ratio without further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent upon the consummation by the Corporation of an initial public offering of Common Stock which is underwritten by a “bulge bracket” investment banking firm and results in gross proceeds to the Corporation of at least $100,000,000 and at a public offering price of at least $56.76 per share (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) (a “Series F/E/G Conversion Event”).  In the event of a Series F/E/G Conversion Event, the person(s) entitled to receive the Common Stock issuable upon conversion of the Series F Preferred Stock and the Series E Preferred Stock shall be deemed to have converted such Series F Preferred Stock and Series E Preferred Stock immediately prior to the Series F/E/G Conversion Event.

(c)                                  Conversion of Preferred Stock into Preferred Stock.

(i)                                     Subject to and in compliance with the applicable provisions of this Article THIRD, any Regulated Stockholder shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all shares of Series C Preferred Stock held by such Regulated Stockholder into the same number of fully paid and nonassessable shares of Series D Preferred Stock.

(ii)                                  Subject to and in compliance with the applicable provisions of this Article THIRD any holder of shares of Series D Preferred Stock shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all shares of Series D Preferred Stock held by such holder into the same number of fully paid and nonassessable shares of Series C Preferred Stock; provided, however, that Series D Preferred Stock constituting Restricted Stock with respect to a particular Regulated Stockholder may not be converted into Series C Preferred Stock to the extent that, immediately prior thereto, or as a result of such conversion, the number of shares of voting securities which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of voting securities which such Regulated Stockholder reasonably determines it and its affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its affiliates; and, provided, further, however, that each holder of Series D Preferred Stock may convert such shares into Series C Preferred Stock if such holder reasonably believes that such converted shares will be transferred with fifteen (15) days pursuant to a Conversion Event and such holder agrees not to vote any such shares of Series C Preferred Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Series D Preferred Stock if such shares are not transferred pursuant to a Conversion Event.  Each Regulated Stockholder may provide further restrictions upon the conversion of any shares of Preferred Stack which constitute Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

(iii)                               Notwithstanding any provision of clause (ii) of this, subsection B.3(c) to the contrary, each holder of Series D Preferred Stock shall be entitled to convert shares of Series D Preferred Stock into Series C Preferred Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Series D Preferred Stock to the Corporation stating such holder’s reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event.  The Corporation will not cancel the shares of Series D Preferred Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence.  If any shares of Series D Preferred Stock are converted into shares of Series C Preferred Stock in connection with a Conversion Event and such shares of Series C Preferred Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Series C Preferred Stock shall be promptly converted back into the same number of shares of Series D Preferred Stock.

(iv)                              Subject to and in compliance with the applicable provisions of this Article THIRD, any Regulated Stockholder shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all shares of Series E Preferred Stock held by such Regulated Stockholder into the same number of fully paid and nonassessable shares of Series F Preferred Stock.

(v)                                 Subject to and in compliance with the applicable provisions of this Article THIRD any holder of shares of Series F Preferred Stock shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all shares of Series F Preferred Stock held by such holder into the same number of fully paid and nonassessable shares of Series E Preferred Stock; provided, however, that Series F Preferred Stock constituting Restricted Stock with respect to a particular Regulated

Stockholder may not be converted into Series E Preferred Stock to the extent that, immediately prior thereto, or as a result of such conversion, the number of shares of voting securities which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of voting securities which such Regulated Stockholder reasonably determines it and its affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its affiliates; and provided, further, however, that each holder of Series F Preferred Stock may convert such shares into Series E Preferred Stock if such holder reasonably believes that such converted shares will be transferred with fifteen (15) days pursuant to a Series F/E Conversion Event and such holder agrees not to vote any such shares of Series E Preferred Stock prior to such Series F/E/G Conversion Event and undertakes to promptly convert such shares back into Series F Preferred Stock if such shares are not transferred pursuant to a Series F/E/G Conversion Event.

(vi)                              Notwithstanding any provision of clause (v) of this subsection B.3(c) to the contrary, each holder of Series F Preferred Stock shall be entitled to convert shares of Series F Preferred Stock into Series E Preferred Stock in connection with any Series F/E/G Conversion Event if such holder reasonably believes that such Series F/E/G Conversion Event will be consummated, and a written request for conversion from any holder of Series F Preferred Stock to the Corporation stating such holder’s reasonable belief that a Series F/E/G Conversion Event shall occur, shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event.  The Corporation will not cancel the shares of Series F Preferred Stock so converted before the 15th day following such Series F/E/G Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence.  If any shares of Series F Preferred Stock are converted into shares of Series E Preferred Stock in connection with a Series F/E/G Conversion Event and such shares of Series E Preferred Stock are not actually distributed, disposed of or sold pursuant to such Series F/E/G Conversion Event, such shares of Series E Preferred Stock shall be promptly convened back into the same number of shares of Series F Preferred Stock.

(d)                                 Notice of Conversion to Other Regulated Stockholders; Deferral.  The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series G Preferred Stock, Series E Preferred Stock, Series C Preferred Stock, Series A Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this subsection B.3(d)), unless the Corporation gives written notice (the “Deferral Notice”) of such action to each Regulated Stockholder.  The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the “Deferral Period”) after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Preferred Stock and/or Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Series A Common Stock, Series C Preferred Stock, Series E Preferred Stock or Series G Preferred Stock, it shall notify the

Corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this subsection B.3(d) at the end of the Deferral Period.  Upon complying with the procedures hereinabove set forth in this subsection B.3(d), the Corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series A Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares.

(e)                                  Mechanics of Conversion; Fractional Shares; Dividends.  Before any holder of (i) Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to subsection B.3(a) hereof, (ii) Series E Preferred Stock shall be entitled to convert the same into shares of Series F Preferred Stock pursuant to subsection B3(c) hereof, (iii) Series F Preferred Stock shall be entitled to convert the same into shares of Series E Preferred Stock pursuant to subsection B.3(c) hereof, (iv) Series C Preferred Stock shall be entitled to convert the same into shares of Series D Preferred Stock pursuant to subsection B.3(c) hereof or (v) Series D Preferred Stock shall be entitled to convert the same into shares of Series C Preferred Stock pursuant to subsection B.3(c) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of a transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series B Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, and shall give written notice delivered in person, by overnight courier or by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (as applicable) are to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock to which such holder shall be entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt by the Corporation or any such transfer agent of the stock certificates for the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (as applicable) issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock as of such date.  Upon conversion of only a portion of the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to the holder of such certificate, a new certificate for the number of shares of Series A Preferred

Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock not converted.

No fractional shares shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock pursuant to subsection B.3(a), (b) or (c), When fractional shares would otherwise be issuable upon such conversion as determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock the holder is at the time converting into Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, (as applicable) and the number of shares to which the holder would otherwise be entitled, the Corporation shall pay such holder a cash amount equal to such fraction multiplied by the fair market value of a share of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (as applicable), as reasonably determined by the Board of Directors.  On the date on which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are deemed to be converted pursuant to this subsection B.3(e), the Corporation shall deliver to each holder converting shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as determined by the Corporation pursuant to Section 8.1, either (A) cash or (B) additional shares of Common Stock (or Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable) in an amount equal to such accrued but unpaid dividends (other than the Series G Preferred Dividend and Series E/F Preferred Dividend), as of such date, divided by the fair market value of a share of Common Stock as determined in good faith by the Company’s Board of Directors.

(f)                                   Conversion Price Adjustments of Series F Preferred Stock and Series E Preferred Stock for Certain Dilutive Issuances.  The Conversion Price of the Series G Preferred Stock, Series F Preferred Stock and the Series E Preferred Stock shall be subject to adjustment from time to time as follows:

(i)                                     Additional Issuances.

(A)                               If the Corporation shall issue, after the date upon which any shares of the Series G Preferred Stock, Series F Preferred Stock or Series E Preferred Stock were first issued (the “Purchase Date”), any Additional Stack (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

(B)                               No adjustment of the Conversion Price for the Series G Preferred Stock, Series F Preferred Stock or the Series E Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.  Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(f)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)                               In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)                               In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors or the relevant investment bank if a fairness opinion has been rendered in connection with such issuance irrespective of any accounting treatment.

(E)                                In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(f)(i) and subsection 3(f)(ii):

(1)                                 The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(f)(i)(C) and (f)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2)                                 The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(t)(i)(C) and (f)(i)(D)).

(3)                                 In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series G Preferred Stock, Series F Preferred Stock and the Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)                                 Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series G Preferred Stock, Series F Preferred Stock and the Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)                                 The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(f)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(f)(i)(E)(3) or (4).

(ii)                                  “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(f)(i)(E)) by the Corporation after the Purchase Date other than

(A)                               Common Stock issued pursuant to a transaction described in subsection 3(g) hereof,

(B)                               247,825 shares of Common Stock (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Corporation pursuant to a direct award of options or restricted stock which has been approved by the Board of Directors of the Corporation prior to the Purchase Date, and

(C)                               1,510,163 shares of Common Stock (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Corporation pursuant to an award of options or restricted stock under a stock option plan or restricted stock plan adopted by the Board of Directors of the Corporation prior to the Purchase Date, provided such award has received all required consents under any agreement to which the Corporation is a party.

(g)                                  Stock Splits, Subdivisions and Dividends.  In the event the Corporation shall at any time or from time to time after March 15, 2001, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including without payment for the additional shares of Common Stock issuable upon conversion or exercise thereof) then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall receive, upon the conversion thereof, the number of shares of Common Stock they would have received if they had converted their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock into Common Stock immediately prior to the record date, if any, or if none, the occurrence of such event, and„ if necessary, appropriate adjustment shall be made to the Conversion Price applicable to such series.

(h)                                 Combinations or Consolidations.  In the event that the number of shares of Common Stock outstanding at any time after March 15, 2001 is decreased by a combination, reclassification or consolidation of the outstanding shares of Common Stock then, on the effective date of such event, the number of shares and Common Stock issuable on conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be decreased in proportion to such decrease in the number of outstanding shares.

(i)                                     Other Distributions.  In the event that the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(g) above, then, in each such case for the purpose of this subsection B.3(i), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(j)                                    Recapitalizations.  If at any time or from time to time there shall be a recapitalization (including a reclassification, reorganization or exchange) of the Common Stock, provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which they would have been entitled to receive if they had converted their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock immediately prior to such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection B.3(j) with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock after the recapitalization to the end that the provisions of this subsection B.3 (including the number of shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting rights and liquidation preferences) shall be applicable after that event as nearly equivalent as may be practicable, and, if necessary, appropriate adjustment shall be made to the Conversion Price applicable to such series,

(k)                                 No Impairment.  The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subsection B.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock against impairment.

(l)                                     Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock pursuant to this subsection B.3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock a certificate setting forth such adjustment or readjustment to the number of shares of Common Stock and to the Conversion Price applicable to such series and showing in detail  the facts upon which such adjustment or readjustment is based.  The corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) any such adjustment and readjustment with respect to such series, and (B) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series; provided, that no holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock may make a request for such a certificate more than once in any twelve-month period for any single adjustment.

(m)                             Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at least ten (10) business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(n)                                 Reservation of Common Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock such number of its shares of

Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Certificate of Incorporation.

(o)                                 Notices.  Any notice required by the provisions of this subsection B.3 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be deemed effectively given upon receipt by the party by means of personal delivery, courier service delivery, electronic mail or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.                                      Voting Rights.

(a)                                 Except as set forth herein or as otherwise required by law, each outstanding share of Series A Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, including any vote to elect directors of the Corporation, and shares of Series A Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

(b)                                 Except as otherwise expressly provided herein or required by law, the holder of each share of Series C Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall have the right to one vote, arid the holder of each share of Series B Preferred Stock shall have the right to four votes, for each share of Common Stock into which such share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock.  The holders of the Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the by-laws of the corporation, and to vote on any matter as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.  Notwithstanding the foregoing, the Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class, enter into any transaction, including any amendment to this Certificate of Incorporation, which would impair the relative rights of the holders of the Series E Preferred Stock as a class with respect to the holders of any other series or class of securities of the Corporation authorized on the Purchase Date.

(c)                                  Except as set forth herein or as otherwise required by law, each outstanding share of Series D Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, including any vote to elect directors of the Corporation, and shares of Series D Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that the holders of Series D Preferred Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Series D Preferred Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Series C Preferred Stock or would otherwise be treated differently from shares of Series C Preferred Stock in connection with such transaction, except that shares of Series D Preferred Stock may, without such a separate class vote, receive or be exchanged for non-voting securities received with respect to or exchanged for the Series A Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Series D Preferred Stock is convertible into Series A Common Stock and (ii) all other consideration is equal on a per share basis.  Notwithstanding the foregoing, holders of shares of the Series D Preferred Stock shall be entitled to vote as a separate class on any amendment to this paragraph 4(c) and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of the holders of the Series D Preferred Stock.

(d)                                 Except as set forth herein or as otherwise required by law, each outstanding share of Series F Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, including any vote to elect directors of the Corporation, and shares of Series F Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that the holders of Series F Preferred Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Series F Preferred Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Series E Preferred Stock or would otherwise be treated differently from shares of Series E Preferred Stock in connection with such transaction, except that shares of Series F Preferred Stock may, without such a separate class vote, receive or be exchanged for non-voting securities received with respect to or exchanged for the Series A Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Series F Preferred Stock is convertible into Series A Common Stock and (ii) all other consideration is equal on a per share basis.  Notwithstanding the foregoing, holders of shares of the Series F Preferred Stock shall be entitled to vote as a separate class on any amendment to this paragraph 4(d) and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of the holders of the Series F Preferred Stock.

(e)                                  The authorized number of directors on the Board of Directors of the Corporation shall be nine (9).

FOURTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

A.                                    Directors need not be stockholders of the Corporation.

B.                                    Subject to any limitation contained in the by-laws or herein, the board of directors may make by-laws, and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the board of directors may be altered, amended or repealed by the stockholders at any meeting of stockholders by the affirmative vote of the holders of a majority of the combined voting power of stock present and voting at such meeting, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of such meeting.

C.                                    Elections of directors need not be by ballot.

D.                                    The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.  The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights provided hereunder.  Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.  Any repeal or modification of the foregoing provisions of this Section (D) of Article FOURTH shall not adversely affect any right or protection of a director or officer of the Corporation (or their heirs or legal representatives) existing at the time of such repeal or modification.

E.                                     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Section (E) of Article FOURTH shall not eliminate or limit a director’s liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for

any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended after approval by the stockholders of this Section (E) of Article FOURTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

Any repeal or modification of this Section (E) of Article FOURTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

FIFTH:  Except as expressly provided herein or in any agreement between such stockholder and the Corporation, no holder of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation or any additional stock to be issued by reason of any increase of the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock or such additional authorized issue of new stock, but rather such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

SIXTH:  Meetings of stockholders may be held without the State of Delaware, if the by-laws so provide.  The books of the Corporation may be kept (subject to the provisions of the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors,

SEVENTH:  Subject to the restrictions set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no amendment that affects the ability of any Regulated Stockholder to comply with Regulation Y shall be effective without such Regulated Stockholder’s consent.

III.                              The above Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the directors and by written consent of the stockholders in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

IN WITNESS WHEREOF, said IWON, INC. has caused this certificate to be signed by its Secretary as of the 16th of March, 2001.

IWON, INC.

By:	/s/ Mark Stein
Mark Stein, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
IWON, INC.

IWON, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  That the Board of Directors of the Corporation has duly and unanimously adopted the following resolution setting forth the proposed amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor:

FIRST:  The name of the corporation is The Excite Network, Inc. (the “Corporation”).

SECOND:  that by written consent, dated as of November 5, 2001, the holder of all of the issued and outstanding shares of stock of the Corporation has consented to the adoption of the aforesaid resolution.

THIRD:  that this amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Secretary this 19th day of Decemeber, 2001.

IWON, INC.

By:	/s/ Mark Stein
Mark Stein
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OP INCORPORATION
OF
THE EXCITE NETWORK, INC.

The Excite Network, Inc. (the “Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.                                      The name of the Corporation is The Excite Network, Inc.

2.                                      The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST in its entirety and replacing therefor:

FIRST:  The name of the corporation is Focus Interactive, Inc. (the “Corporation”).

3.                                      The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed on this 11th day of June, 2003.

/s/ Mark Stein
Mark Stein, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
FUN WEB PRODUCTS, INC.
WITH AND INTO
FOCUS INTERACTIVE, INC.

(PURSUANT TO SECTION 253 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE)

Focus Interactive, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST:  The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

SECOND:  The Corporation owns 100% of the outstanding shares of the capital stock of Fun Web Products, Inc., a Delaware corporation (“FWP”).

THIRD:  The Corporation, by the following resolutions of its Board of Directors, duly adopted by a unanimous written consent dated as of February 27, 2004, authorized and approved the merger of FWP with and into the Corporation on the terms and conditions set forth in such resolutions:

WHEREAS, the Corporation owns 100% of the outstanding shares of the capital stock of FWP; and

WHEREAS, it is proposed that FWP be merged with and into the Corporation, with the Corporation being the surviving corporation (in such capacity, the “Surviving Corporation”) pursuant to Section 253 of the DGCL.

NOW, THEREFORE, BE IT RESOLVED, that FWP shall merge (the “Merger”) with and into the Corporation, with the Corporation being the Surviving Corporation, pursuant to Section 253 of the DGCL and upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “Effective Time”), the Surviving Corporation will assume all of FWP’s liabilities and obligations;

RESOLVED FURTHER, that at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock of the Corporation or FWP, each share of common stock, par value $0.01 per share, of FWP outstanding prior to the Merger shall be cancelled, retired and cease to exist, and no consideration shall be delivered with respect to such shares of common stock;

RESOLVED FURTHER, that the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation;

RESOLVED FURTHER, that the officers and directors of the Corporation at the Effective Time shall be the officers and directors of the Surviving Corporation;

RESOLVED FURTHER, that the Chairman of the Board, the President, the Treasurer, the Secretary, any Vice President, any Controller and Assistant Controller, and any Assistant Secretary of the Corporation (each, a “Proper Officer”), any one of whom may act without the joinder of any of the others, be, and hereby are, authorized, empowered, and directed for, on behalf of and in the name of the Corporation to (i) make, execute, certify, deliver and acknowledge a Certificate of Ownership and Merger setting forth these resolutions and the date of adoption thereof and to cause the same to be filed in the office of the Secretary of State of the State of Delaware and (ii) do or cause to be done any and all such other acts and things as they, or any of them, may deem necessary, appropriate or advisable to effect or implement the intent and purposes of the foregoing resolutions, and any such document so executed or act or thing done or caused to be done by such Proper Officer shall be conclusive evidence of such determination; and

RESOLVED FURTHER, that any and all actions by any Proper Officer taken prior to the date hereof in effecting any of the foregoing resolutions are hereby adopted, approved, confirmed and ratified in all respects as the acts and deeds of the Corporation.

FOURTH:  The Merger shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed this 2nd day of March, 2004.

FOCUS NTERACITVE, INC.

By:	/s/ Mark J. Stein
Name:	Mark J. Stein
Title:	GC & Secy

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.                                      The name of the corporation (hereinafter called the “Corporation”) is FOCUS INTERACTIVE, INC.

2.                                      The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.

3.                                      The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                      The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on: Feb. 17, 2005.

/s/ Brett M. Robertson
Brett M. Robertson, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

OF

MY WAY, INC.

AND

iWON HOLDINGS, INC.

WITH AND INTO

FOCUS INTERACTIVE, INC.

Pursuant to Section 253 of the General Corporation Law
of the State of Delaware

Focus Interactive, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:                                                      The Corporation is a business corporation of the State of Delaware.

SECOND:                                       The Corporation is the owner of all of the outstanding shares of the stock of My Way, Inc. (“My Way”), which is also a business corporation of the State of Delaware.  The Corporation is the owner of all of the outstanding shares of the stock of iWon Holdings, Inc. (“iWon”), which is also a business corporation of the State of Delaware.

THIRD:                                                  On March 16, 2005, the Board of Directors of the Corporation adopted the following resolutions, pursuant to Section 253 of the General Corporation Law of the State of Delaware, for the purpose of merging My Way with and into the Corporation:

RESOLVED, that My Way be merged with and into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of My Way be vested in and held and enjoyed by the Corporation, the surviving corporation, as fully and entirely and without change or diminution as the same were before held and enjoyed by My Way in its name; and be it further

RESOLVED, that the Corporation, as the surviving corporation, shall assume all of the liabilities and obligations of My Way; and be it further

RESOLVED, that the proper officers of the Corporation be, and each hereby is, individually authorized, empowered and directed, in the name and on behalf of the Corporation, to executed, acknowledge and file with the office of the Secretary of State of the State of Delaware, a certificate of ownership and merger for the purpose of effecting the merger of My Way with and into the Corporation, and to take any and all such further actions of any nature whatsoever as any such proper officer shall, in his or her sole discretion, determine to be necessary or advisable to carry out the preceding resolutions.

FOURTH:  On March 16, 2005, the Board of Directors of the Corporation adopted the following resolutions, pursuant to Section 253 of the General Corporation Law of the State of Delaware, for the purpose of merging each of iWon with and into the Corporation:

RESOLVED, that iWon be merged with and into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of iWon be vested in and held and enjoyed by the Corporation, the surviving corporation, as fully and entirely and without change or diminution as the same were before held and enjoyed by iWon in its name; and be it further

RESOLVED, that the Corporation, as the surviving corporation, shall assume all of the liabilities and obligations of iWon; and be it further

RESOLVED, that the proper officers of the Corporation be, and each hereby is, individually authorized, empowered and directed, in the name and on behalf of the Corporation, to executed, acknowledge and file with the office of the Secretary of State of the State of Delaware, a certificate of ownership and merger for the purpose of effecting the merger of iWon with and into the Corporation, and to take any and all such further actions of any nature whatsoever as any such proper officer shall, in his or her sole discretion, determine to be necessary or advisable to carry out the preceding resolutions.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on this 16th day of March 2005.

FOCUS INTERACTIVE, INC.

By:	/s/ Brett Roberson
	Name:	Brett Roberson
	Title:	Secretary

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CERTIFICATE OF MERGER

OF

MAXONLINE, LLC

AND

FOCUS INTERACTIVE, INC.

It is hereby certified that:

1.                                      The constituent business entities participating in the merger herein certified are:

(i)                                     Maxonline, LLC, which is organized under the laws of the State of Delaware; and

(ii)                                  Focus Interactive, Inc., which is incorporated under the laws of the State of Delaware.

2.                                      An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Law and in accordance with the provisions of subsection (c) of Section 264 of the Delaware General Corporation Law, to wit, by Maxonline, LLC and by Focus Interactive, Inc.

3.                                      The name of the surviving corporation in the merger herein certified is Focus Interactive, Inc., which will continue its existence as said surviving corporation under Focus Interactive, Inc. upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4.                                      The Certificate of Incorporation of Focus Interactive, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5.                                      The executed Agreement of Merger between the aforesaid constituent business entities is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:  555 12th Street, Suite 500, Oakland, CA 94607.

6.                                      A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of the Delaware corporation or any member of the extinguishing limited liability company.

Executed on this 7 day of August, 2006.

Focus Interactive, Inc.

	By:	/s/ Daniel Caul
Daniel Caul, Secretary

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF FOCUS INTERACTIVE, INC.

Focus Interactive, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.                                      The name of the Corporation is Focus Interactive, Inc.

2.                                      The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by submitting in lieu of said Article the following new Article:

“Article I:                                           The name of the Corporation (hereinafter called the “Corporation”) is IAC Consumer Applications & Portals, Inc.”

3.                                      The Amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer this 1st day of May, 2008.

Focus Interactive, Inc.

/s/ Dominic Butera
Name:	Dominic Butera
Title:	CFO

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF IAC CONSUMER APPLICATIONS & PORTALS, INC.

IAC Consumer Applications & Portals, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.                                      The name of the Corporation is IAC Consumer Applications & Portals, Inc.

2.                                      The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by submitting in lieu of said Article the following new Article:

“Article I:                                           The name of the Corporation (hereinafter called the “Corporation”) is Mindspark Interactive Network, Inc.”

3.                                      The Amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer this 21st day of November, 2008.

IAC Consumer Applications & Portals, Inc.

/s/ Adam Agensky
Name:	Adam Agensky
Title:	Vice President & Secretary

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of

Mindspark Interactive Network, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “THIRD” so that, as amended, said Article shall be and read as follows:

See Attached.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 25th day of November, 2009.

By:	/s/ Adam Agensky
Authorized Officer

Title:	SVP & General Counsel

Name:	Adam Agensky
Print or Type

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATION OF INCORPORATION OF

MINDSPARK INTERACTIVE NETWORK, INC.

(AS AMENDED THROUGH NOVEMBER 25, 2009)

Mindspark Interactive Network, Inc. (“Corporation”) a corporation organized and existing under the General Corporation Law of the State of Delaware does hereby certify:

1.                                      The original Certificate of Incorporation for this entity was filed with the Delaware Secretary of State March 18, 1999 under the name CTC Bulldog, Inc.

2.                                      The following Amended and Restated Certificate of Incorporation was duly proposed by the Corporation’s Board of Directors and duly adopted pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.                                      The following Amended and Restated Certificate of Incorporation was duly adopted by the holders of a majority of shares entitled to vote thereon pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4.                                      Accordingly, the Corporation hereby further amends the Article titled “THIRD” within the Amended and Restated Article of Incorporation dated March 16, 2001 to read in its entirety as follows:

THIRD:

The Corporation is authorized to issue one (1) class of stock, “Common Stock.”  The total number of shares which the Corporation is authorized to issue is 1,000, of which all 1,000 shares shall be Common Stock $.01 par value.

A.                                    Limitations on Common Stock:  The Common Stock may be issued by the corporation from time to time for such consideration and upon such terms as may be fixed from time to time by the Board of Directors and as may be permitted by law, without action by any stockholders.

B.                                    Dividends:  The holders of Common Stock shall be entitled to dividends only if when and as the same shall be declared by the Board of Directors and as may be permitted by law.

C.                                    Voting Rights:  Each share of the Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the corporation on all propositions before such meetings and on all elections of Directors of the corporation.

D.                                    Liquidation, Dissolution or Winding Up:  In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, alter paying or providing for the payment of all debts, as provided by law the holders of written notices of allocation shall be entitled to receive an amount to cash equal to stated amount of such written notices of allocation.  The holders of any written notices of allocation shall not be entitled to receive any further distributions with respect to such interests.  Thereafter, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of the Common Stock pro rata based upon the number of shares held by each.

E.                                     The minimum authorized number of Directors on me Board of Directors of the Corporation shall be two (2).

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this 25th day of November 2009.

Mindspark Interactive Network, Inc.

By:	/s/
Adam Agensky, Senior Vice President and General Counsel

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